SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                             -----------------------

          Check if an application to determine eligibility of A trustee pursuant to Section 305(b)(2) X

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                             -----------------------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                             -----------------------

             ALLETE (legally incorporated as Minnesota Power, Inc.)
               (Exact name of obligor as specified in its charter)

              Minnesota                                       41-0418150
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)



               30 West Superior Street
                  Duluth, Minnesota                             55802-2093
       (Address of principal executive offices)                  (Zip Code)

                             -----------------------
                                 Debt Securities
                       (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION*

Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               1.   Comptroller of the Currency, Washington D.C.

               2.   Federal Deposit Insurance Corporation, Washington, D.C.

               3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                 Not Applicable




















*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

     1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

     2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

     3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

     4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

     5.   Not applicable.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     8.   Not applicable.

     9.   Not applicable.



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 12th day of March, 2001.

                                       LASALLE BANK NATIONAL ASSOCIATION


                                       By: /s/ John W. Porter
                                            John W. Porter
                                            Assistant Vice President

LaSalle Bank N.A.                   Call Date:        12/31/00   ST-BK:  17-1520         FFIEC       031
135 South LaSalle Street                                                                  Page     RC-1
Chicago, IL  60603                  Vendor ID: D                 CERT:  15407               11

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for December 31 , 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet


                                                                                                         Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
   1. Cash and balances due from depository institutions (from Schedule RC-A):                     RCFD
                                                                                                   ----
      a. Noninterest-bearing balances and currency and coin (1)                                     0081        1,440,053     1.a
      b. Interest-bearing balances (2)                                                              0071           17,034     1.b
   2. Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)                                 1754          694,913     2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)                               1773       12,323,062     2.b
   3. Federal funds sold and securities purchased under agreements to resell                        1350          220,788     3.
   4. Loans and lease financing receivables:
      a. Loans and leases, net of unearned income                      RCFD
                                                                       ----
          (from Schedule RC-C)                                         2122          31,691,102                               4.a
      b. LESS: Allowance for loan and lease losses                     3123             443,137                               4.b
      c. LESS: Allocated transfer risk reserve                         3128                   0                               4.c
      d. Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)                                       2125       31,247,965     4.d
   5. Trading assets (from Schedule RC-D)                                                           3545          262,014     5.
   6. Premises and fixed assets (including capitalized leases)                                      2145          279,087     6.
   7. Other real estate owned (from Schedule RC-M)                                                  2150            3,780     7.
   8. Investments in unconsolidated subsidiaries and associated companies (from
      Schedule RC-M)                                                                                2130                0     8.
   9. Customers' liability to this bank on acceptances outstanding                                  2155           13,076     9.
  10. Intangible assets (from Schedule RC-M)                                                        2143          677,878     10.
  11. Other assets (from Schedule RC-F)                                                             2160        1,673,187     11.
  12. Total assets (sum of items 1 through 11)                                                      2170       48,852,837     12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

LaSalle Bank N.A.                   Call Date:  12/31/00         ST-BK:  17-1520         FFIEC       031
135 South LaSalle Street                                                                 Page     RC-  2
Chicago, IL  60603                  Vendor ID: D                 CERT:  15407             12

Transit Number:  71000505



Schedule RC - Continued
                                                                                                         Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
  13. Deposits:
      a. In domestic offices (sum of totals of                                                      RCON
                                                                                                    ----
          columns A and C from Schedule RC-E, part I)                                               2200       27,740,880     13.a
                                                                            RCON
          (1) Noninterest-bearing (1)                                  6631           2,038,152                               13.a.1
          (2) Interest-bearing                                         6636          25,702,728                               13.a.2
                                                                                                    RCFN
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
          Schedule RC-E, part II)                                                                   2200        4,404,467     13.b
                                                                            RCFN
          (1) Noninterest-bearing                                      6631                   0                               13.b.1
          (2) Interest-bearing                                         6636           4,404,467                               13.b.2
                                                                                                    RCFD
  14. Federal funds purchased and securities sold under agreements to repurchase                    2800        3,943,015     14.
                                                                                                    RCON
  15. a. Demand notes issued to the U.S. Treasury                                                   2840          473,742     15.a
                                                                                                    RCFD
      b. Trading liabilities (from Schedule RC-D)                                                   3548           54,207     15.b
  16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a. With a remaining maturity of one year or less                                              2332        5,306,499     16.a
      b. With a remaining maturity of more than one year through three years                        A547           19,396     16.b
      c. With a remaining maturity of more than three years                                         A548        1,972,209     16.c
  17. Not applicable.
  18. Bank's liability on acceptances executed and outstanding                                      2920           13,076     18.
  19. Subordinated notes and debentures (2)                                                         3200          831,000     19.
  20. Other liabilities (from Schedule RC-G)                                                        2930          760,921     20.
  21. Total liabilities (sum of items 13 through 20)                                                2948       45,519,412     21.
  22. Not applicable.

EQUITY CAPITAL
                                                                                                    RCFD
  23. Perpetual preferred stock and related surplus                                                 3838          135,410     23.
  24. Common stock                                                                                  3230           41,234     24.
  25. Surplus (exclude all surplus related to preferred stock)                                      3839        1,901,992     25.
  26. a. Undivided profits and capital reserves                                                     3632        1,349,110     26.a
      b. Net unrealized holding gains (losses) on available-for-sale securities                     8434          (94,321)    26.b
      c. Accumulated net gains (losses) on cash flow hedges                                         4336                0     26.c
  27. Cumulative foreign currency translation adjustments                                           3284                0     27.
  28. Total equity capital (sum of items 23 through 27)                                             3210        3,333,425     28.
  29. Total liabilities and equity capital (sum of items 21 and 28)                                 3300       48,852,837     29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate  in the box at the right the  number of the  statement  below that
     best describes the most comprehensive  level of auditing work performed for                    RCFD          Number
     the bank by independent external auditors as of any date during 1999                           6724           N/A        M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state charter- ing authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5    = Review of the bank's financial statements by external auditors

6    = Compilation of the bank's financial statements by external auditors

7    = Other audit procedures (excluding tax preparation work)

8    = No external audit work



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(1)  Includes  total demand  deposits and  noninterest-bearing  time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.